Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)*	Price Range ($)	Date of Purchase/Sale

JCP INVESTMENT PARTNERSHIP, LP

Purchase of Common Stock	5,530	4.0443	–	08/13/2025
Purchase of Common Stock	13,764	4.2773	–	08/19/2025
Purchase of Common Stock	27,502	4.3156	–	08/20/2025
Purchase of Common Stock	54,985	4.2117	–	08/21/2025
Purchase of Common Stock	54,942	4.4703	–	08/22/2025
Purchase of Common Stock	54,905	4.4731	–	08/25/2025
Purchase of Common Stock	54,962	4.8632	–	09/08/2025
Purchase of Common Stock	109,825	5.0257	–	09/09/2025
Purchase of Common Stock	24,434	4.8219	–	09/10/2025
Purchase of Common Stock	54,868	5.1864	–	09/11/2025

JCP INVESTMENT MANAGEMENT, LLC
(Through the JCP Accounts)

Purchase of Common Stock	4,470	4.0443	–	08/13/2025
Purchase of Common Stock	11,236	4.2773	–	08/19/2025
Purchase of Common Stock	22,498	4.3156	–	08/20/2025
Purchase of Common Stock	45,015	4.2117	–	08/21/2025
Purchase of Common Stock	45,058	4.4703	–	08/22/2025
Purchase of Common Stock	45,095	4.4731	–	08/25/2025
Purchase of Common Stock	45,038	4.8632	–	09/08/2025
Purchase of Common Stock	90,175	5.0257	–	09/09/2025
Purchase of Common Stock	20,057	4.8219	–	09/10/2025
Purchase of Common Stock	45,132	5.1864	–	09/11/2025

JUMANA CAPITAL INVESTMENTS LLC

Purchase of Common Stock	10,000	4.0124	–	07/17/2025
Sale of Common Stock	(39,399)	4.5468	4.5075 - 4.5917	07/23/2025
Purchase of Common Stock	10,000	4.2995	–	07/24/2025
Purchase of Common Stock	10,000	3.6597	–	08/01/2025
Purchase of Common Stock	110,000	3.7013	3.6596 - 3.7067	08/04/2025
Purchase of Common Stock	100,000	3.5021	3.3900 - 3.5465	08/05/2025
Purchase of Common Stock	100,000	3.6263	3.5031- 3.6474	08/06/2025
Purchase of Common Stock	50,500	3.5583	3.4700 - 3.5965	08/07/2025
Purchase of Common Stock	199,612	3.5796	3.4700 - 3.6300	08/08/2025
Purchase of Common Stock	39,971	3.6615	3.6058 - 3.7000	08/11/2025
Purchase of Common Stock	214,940	3.8234	3.6967 - 3.8799	08/12/2025
Purchase of Common Stock	113,138	4.0405	3.8417 - 4.1659	08/13/2025
Purchase of Common Stock	87,444	4.0035	3.9495 - 4.0584	08/14/2025
Purchase of Common Stock	131,999	4.0562	3.9371 - 4.1183	08/15/2025
Purchase of Common Stock	52,112	4.0364	4.0292 - 4.0481	08/18/2025
Purchase of Common Stock	96,117	4.2105	4.0600 - 4.3022	08/19/2025
Purchase of Common Stock	182,673	4.2851	4.2457 - 4.3620	08/20/2025
Purchase of Common Stock	62,946	4.2247	4.1969 - 4.2399	08/21/2025
Purchase of Common Stock	60,035	4.4735	4.4651 - 4.4800	08/22/2025
Sale of February 2026 Put Option ($5.00 Strike Price)	(100)	1.0000	–	08/22/2025
Purchase of Common Stock	53,508	4.4982	4.4731 - 4.5000	08/25/2025
Sale of February 2026 Put Option ($5.00 Strike Price)	(1,004)	1.0003	1.0000 - 1.0003	08/25/2025
Purchase of Common Stock	225	4.5700	–	08/26/2025
Purchase of Common Stock	100,000	4.3981	4.3339 - 4.4470	09/03/2025
Purchase of Common Stock	75,000	4.7534	4.4975 - 4.7992	09/04/2025
Purchase of Common Stock	75,000	4.8339	4.6347 - 4.9118	09/05/2025
Purchase of Common Stock	130,578	4.7538	4.5942 - 4.8967	09/08/2025
Purchase of September 2025 Call Option ($5.00 Strike Price)	202	0.0900	–	09/08/2025
Purchase of September 2025 Call Option ($5.00 Strike Price)	200	0.1150	–	09/08/2025
Purchase of September 2025 Call Option ($5.00 Strike Price)	144	0.1000	–	09/08/2025
Purchase of September 2025 Call Option ($5.00 Strike Price)	202	0.1300	–	09/08/2025
Purchase of February 2026 Call Option ($5.00 Strike Price)	500	0.7410	–	09/08/2025
Sale of September 2025 Put Option ($5.00 Strike Price)	(101)	0.3649	–	09/08/2025
Sale of September 2025 Put Option ($5.00 Strike Price)	(72)	0.3583	–	09/08/2025
Sale of September 2025 Put Option ($5.00 Strike Price)	(100)	0.3500	–	09/08/2025
Sale of September 2025 Put Option ($5.00 Strike Price)	(101)	0.3600	–	09/08/2025
Purchase of November 2025 Call Option ($5.00 Strike Price)	99	0.4900	–	09/08/2025
Purchase of November 2025 Call Option ($5.00 Strike Price)	1,497	0.5000	–	09/08/2025
Purchase of November 2025 Call Option ($5.00 Strike Price)	5,000	0.4500	–	09/08/2025
Sale of February 2026 Put Option ($5.00 Strike Price)	(79)	0.8500	–	09/09/2025
Sale of September 2025 Put Option ($5.00 Strike Price)	(1)	0.2000	–	09/09/2025
Purchase of Common Stock	313,299	5.0359	4.8200 - 5.1417	09/09/2025
Purchase of Common Stock	235,660	4.9004	4.7000 - 4.9440	09/10/2025
Purchase of Common Stock	254,301	5.1643	4.8695 - 5.1864	09/11/2025
Sale of February 2026 Put Option ($5.00 Strike Price)	(17)	0.8300	–	09/11/2025
Purchase of September 2025 Call Option ($5.00 Strike Price)	2	0.2000	–	09/11/2025
Purchase of November 2025 Call Option ($5.00 Strike Price)	4	0.6000	–	09/11/2025
Purchase of Common Stock	335,000	5.1943	5.1261 - 5.3324	09/12/2025
Sale of May 2026 Put Option ($5.00 Strike Price)	(450)	0.7544	–	09/15/2025
Sale of May 2026 Put Option ($5.00 Strike Price)	(850)	0.8000	–	09/15/2025
Sale of May 2026 Put Option ($5.00 Strike Price)	(20,000)	0.7813	–	09/15/2025
Sale of May 2026 Put Option ($5.00 Strike Price)	(200)	0.8500	–	09/15/2025

* The price reported in column Price Per Security ($) is a weighted average price if a price range is indicated in column Price Range ($). These securities were purchased or sold in multiple transactions at prices between the corresponding price ranges in the applicable row. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of securities purchased or sold at each separate price.